Exhibit 10.26
Executive Form; 4-year vesting

IVANHOE ELECTRIC, INC.
2022 LONG TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the 2022 Long-Term Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Name:	«NAME»
Address:	«ADDRESS»
The undersigned (the “Participant”) has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement including adjustment as provided in Section 12.2 of the Plan, as follows:

Date of Grant:	[ ]

Vesting Commencement Date:	«VCD»

Exercise Price per Share:	$[ ]

Total Number of Shares Represented by stock option:	«Shares»

Total Exercise Price:	$ «Price»

Type of Option:	Incentive Stock Option
Nonqualified Stock Option

Term/Expiration Date:	[ ]
Vesting Schedule: This Option shall be exercisable, in whole or in part, according to the following vesting schedule:
Twenty-five percent (25%) of the Shares subject to the Option shall vest on the one (1)-year anniversary of the Vesting Commencement Date, and twenty-five percent (25%) of the Shares subject to the Option shall vest on each of the following three anniversaries thereafter, subject to Participant continuing to be an Employee through each such date, which period will include a notice period of up to three months following the Participant’s Termination of Service. On each vesting date, the number of Shares vesting shall be rounded down to the nearest whole share, with the balance vesting on the last vesting date.

Termination Period: This Option, to the extent vested, shall be exercisable for three (3) months after Participant ceases to be an Employee, unless such termination is due to Participant’s death or disability, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be an Employee. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Article 12 of the Plan.

II. AGREEMENT
1. Grant of Option. The Administrator hereby grants to the Participant an option (the “Option”) to purchase the number of Shares set forth in Section I of this Stock Option Agreement, at the exercise price per Share set forth in Section I of this Stock Option Agreement (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Article 12 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
If this Option has been designated in Section I of this Option Agreement as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), that portion of the Option shall be treated as a Non-Qualified Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Exercise of Option.
(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set forth in Section I of this Stock Option Agreement and with the applicable provisions of the Plan and this Option Agreement.
(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.
No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the methods permitted in Section 10.1 of the Plan, or a combination thereof, at the election of the Participant and as permitted by the Administrator.
4. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.
5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by Will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of Participant.
6. Term of Option. This Option may be exercised only within the term set out in Section I of this Option Agreement and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. In the event of any Change in Control (as defined in the Plan), the Option may, in the discretion of the Administrator, (i) be terminated, which may be in exchange for cash or property, provided that payment is made for vested and unvested Options, (ii) be assumed or substituted by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the Change in Control or other transaction, or (iii) be subject to accelerated vesting and exercisability on such terms and conditions as the Administrator determines.

7. Tax Obligations.
(a) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local, and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.
(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

8. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION, OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that they are familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	IVANHOE ELECTRIC, INC.

Signature	By

«Name»

Print Name	Print Name
Title

Residence Address

EXHIBIT A
2022 LONG TERM INCENTIVE PLAN
EXERCISE NOTICE
Ivanhoe Electric, Inc.
Attention: Administrator
1. Exercise of Option. Effective as of today,                     ,                 , the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase                      shares of the Common Stock (the “Shares”) of Ivanhoe Electric, Inc. (the “Company”) under and pursuant to the 2022 Long Term Incentive Plan (the “Plan”) and the Stock Option Agreement dated,                     ,                 (the “Option Agreement”).
2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option, using a method provided in Section 10.1 of the Plan, as may be permitted by the Administrator.
3. Representations of Participant. Participant acknowledges that Participant has received, read, and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Plan.
5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.
6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and their heirs, executors, administrators, successors, and assigns.
7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.
8. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Exercise Notice shall continue in full force and effect.
9. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and

Participant with respect to the subject matter hereof and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:

PARTICIPANT	IVANHOE ELECTRIC, INC.

Signature	By

«Name»
Print Name	Print Name

Title

Address:	Address:

Date Received